UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________________________

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 14, 2005

PENNICHUCK CORPORATION
(Exact name of registrant as specified in its charter)

NEW HAMPSHIRE	0-18552	02-0177370
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification Number)

25 Manchester Street,
Merrimack, New Hampshire 03054
(Address of principal executive offices, including Zip Code)

(603) 882-5191
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


Item 1.01 - Entry into a Material Definitive Agreement.

      Charles J. Staab retired from employment with Pennichuck Corporation and resigned from his positions as Treasurer and Chief Financial Officer of Pennichuck and its subsidiaries effective as of January 31, 2005. Pursuant to an Agreement effective as of February 14, 2005, Mr. Staab and Pennichuck agreed that: (1) he will be paid his regular salary through his last date of employment, together with a payment for accrued and unused vacation time, minus all appropriate withholdings and authorized deductions; (2) he will receive a lump sum severance payment in the amount of $110,592.00, equivalent to forty-eight (48) weeks of current salary, minus all appropriate state and federal withholdings and qualified contributions to the Elective Savings Plan for Employees of Pennichuck Corporation; (3) Pennichuck will pay the cost of the monthly premium for individual plan coverage for Mr. Staab under the group health plan that Pennichuck provides for eligible retirees, and once he reaches ages 65 and is eligible for Medicare, the cost of the monthly premium for individual Medicomp coverage up to the "maximum allowable benefit" as that term is defined in Pennichuck's Early Retirement Medical Benefit Policy, as amended (the "early retirement benefit"); Pennichuck will pay the early retirement benefit until the earlier of (i) Mr. Staab becoming ineligible under the Policy for whatever reason, or (ii) Pennichuck ceasing to offer group health coverage to early retirees; (4) Pennichuck will pay the cost of premiums for continuation coverage for Mr. Staab under Pennichuck's dental insurance plan, and for his eligible family members under the Pennichuck group medical and dental insurance plans, both for the 12-month period immediately following his last date of employment; (5) the Company will provide Mr. Staab with an outplacement services program for a 6-month period following his last date of employment; and (6) Mr. Staab will be allowed to exercise any outstanding options to acquire Pennichuck common stock for a 90 day period following his last date of employment.

      In consideration for and as a material inducement to Pennichuck entering into the Agreement, Mr. Staab: (a) executed a general release and discharge to Pennichuck and each of its subsidiaries, affiliates, successors, assigns, directors, officers and employees from any and all causes of actions, suits and/or claims for damages of any type arising or which may have existed on or before the date he signed the Agreement; including, but not limited to rights under federal or state laws prohibiting discrimination in employment including rights under the Federal Age Discrimination in Employment Act; (b) agreed not to institute any lawsuit or claim against Pennichuck or its related parties with respect to any cause of action or claim of any kind arising or which may have existed on or before the date of the Agreement; (c) agreed to refrain from making any disparaging or derogatory comments about Pennichuck or its related parties except his right to provide information that is otherwise protected under federal and state statutes including but not limited to the Sarbanes-Oxley Act of 2002; (d) agreed to return all documents and records relating to Pennichuck, except for certain computer and communications devices previously provided to him; (e) agreed not to disclose to anyone at any time any confidential or proprietary information of Pennichuck, except that this provision is not intended to impair his rights to provide information that is otherwise protected under federal and state statutes, including but not limited to the Sarbanes-Oxley Act of 2002; (f) agreed, during the 12-month period immediately following his last date of employment, to cooperate and make himself available for discussions and meetings with representatives of


      Pennichuck for up to 160 hours in order to provide services relating to tax, regulatory, financing, transitional and related issues, as may be requested, for which he will be paid on an hourly and/or daily rate for such services; and, (g) agreed, during the 12-month period following his last date of employment, to cooperate with Pennichuck and to make himself available as a witness for any legal or regulatory proceeding involving Pennichuck or any of its officers and directors, for which he will receive an hourly rate plus reasonable out-of-pocket expenses.

The foregoing summary is qualified in its entirety by reference to the Letter Agreement, a copy of which is filed herewith and incorporated by reference herein.

Item 9.01 - Financial Statements and Exhibits.

(c) The following exhibit is included with this Report:

Exhibit No.	Description

10.1	Letter Agreement between Pennichuck Corporation and Charles J. Staab, effective February 14, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 28, 2005	PENNICHUCK CORPORATION
(Registrant)

/s/ Donald L. Correll
Donald L. Correll, President and
Chief Executive Officer


LIST OF EXHIBITS

Exhibit No.	Description

10.1	Letter Agreement between Pennichuck Corporation and Charles J. Staab, effective February 14, 2005.
